Exhibit 99.1

Selectica Enters into Agreement to Acquire Iasta

Contract Management and Strategic Sourcing Leaders to Unite to Create a B2B Relationship Management Platform with Contracts at the Core

San Mateo, Calif. – June 5, 2014

News Summary

Selectica, Inc. (NASDAQ: SLTC) today announced it has reached a definitive agreement to acquire Iasta, an industry leading SaaS-based sourcing and spend management solutions company focused on providing strategic sourcing, business intelligence, spend analysis, supplier management, and contract management technology to empower procurement and sourcing professionals in mid- to large enterprises worldwide.

News Facts

●	Iasta is a strategic sourcing software and services leader recognized by:
o	Gartner, Inc.’s Magic Quadrant for Strategic Sourcing Application Suites 2013
o	Forrester Research, Inc.’s Sourcing and Vendor Management Wave 2013
o	Best Places to Work in Indiana 2014
o	Spend Matters Top 50 Providers to Know 2014

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Selectica entered into a definitive agreement to acquire Iasta for an aggregate purchase price of 1 million shares of Selectica common stock and $7 million cash. In addition, in connection with the acquisition Selectica would provide grants of options to purchase 700,000 shares of its common stock to the employees of Iasta. The deal is anticipated to close during Q2 of Selectica's current fiscal year. Lake Street Capital Markets, LLC served as the financial advisor for the transaction.

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Signed commitments from Selectica’s existing investors have been secured to fully finance the cash portion of the acquisition price through the purchase of additional shares of our equity at $6.00 per share on an as-converted basis.

●	Iasta’s audited calendar year 2013 revenues were $11.0 million and operating income of $0.4 million.

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Iasta serves more than 120 enterprise customers including digital businesses such as AOL, Bombardier, Brunswick, Cushman & Wakefield, Ciena, Foot Locker, OfficeMax, Glanbia, Endo Pharmaceuticals, Equifax, Westinghouse, VF Corp, FirstGroup, and Centrica.

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Iasta was founded in 2000 and is based in Carmel, Indiana; executive team and staff members include more than 60 people focused on strategic sourcing, spend management, and contract management with well-established operations in the United States and London, UK.

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The combined Selectica and Iasta customers and partners are anticipated to directly benefit from the acquisition through easier access to contract management, strategic sourcing, spend management, and configuration solutions and market coverage in more locations worldwide.

●	More information on this announcement can be found at: www.selectica.com/company/selectica-enters-agreement-to-acquire-iasta

Supporting Quotes

“With the acquisition Selectica truly leverages its expertise in contracting with the addition of Iasta’s market-leading strategic sourcing solution,” said Blaine Mathieu, CEO and President of Selectica. “Selectica’s vision is to provide the platform for enterprises to manage and optimize their business relationships. At the core of all business relationships sits the contract, and vendor/procurement relationships are a critical part of the contract ecosystem. Together, Selectica and Iasta will help customers improve decision making with real-time insights, reduce a wider variety of buy- and sell-side risks, and optimize in ways that drive incremental revenue strategies.”

“As a leader in creating impact with sourcing intelligence and more than a decade of customer success and revenue growth, Iasta’s innovative software and team are a perfect fit for Selectica’s strategy and long term vision,” said David Bush, CEO and founder of Iasta. “I, along with co-founders Todd Epple and Jason Treida, are thrilled to join Selectica to better serve customers and help create a new B2B relationship management platform to address digital business challenges and opportunities in the global enterprise market.”

Supporting Resources

●	About Selectica and Iasta
●	Blaine Mathieu blog post & video
●	David Bush blog post
●	Selectica on Twitter
●	Iasta on Twitter
●	FAQs

About Selectica, Inc..
Selectica, Inc. (NASDAQ: SLTC) provides a platform for enterprises worldwide to create, manage, and optimize business relationships with contracts at the core. Since 1996, Selectica helps global companies actively manage their contracts throughout the sales, procurement and legal life cycle. Selectica’s contract management solutions drive business value by assisting organizations in managing contracts profitably, effectively accelerating revenue opportunities, and minimizing risk through compliance. Our patented technology enables customers across a myriad of industries including high-tech, telecommunications, manufacturing, healthcare, and financial services to accelerate and streamline both contract management and sales processes. Selectica also provides a powerful configuration engine, enabling Fortune 500 companies to accelerate revenue by facilitating the optimization of the right combination of products, services, and price. More information: www.selectica.com

Forward-looking statements
Certain statements in this release and elsewhere by Selectica are forward-looking statements within the meaning of the federal securities laws and the Private Securities Litigation Reform Act of 1995. Such statements may include, without limitation, statements regarding anticipated synergies relating to the acquisition, business outlook, assessment of market conditions, anticipated financial and operating results, strategies, product and channel development, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward-looking statements include, but are not limited to risks to consummating the acquisition of Iasta, challenges in integrating the business of Iasta after closing, fluctuations in demand for company products and services, risks of losing key personnel or customers, protection of the company’s intellectual property and government policies and regulations, including, but not limited to those affecting the company’s industry. Selectica undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Additional risk factors concerning the company can be found in the company’s most recent Form 10-K, as supplemented in the company’s most recent Form 10-Q, each as filed by the company with the Securities and Exchange Commission.

Contacts

Media Relations:

Selectica, Inc.

Erick Mott

emott@selectica.com

+1-650-532-1551

@erickmott

Investor Relations:

Budd Zukerman

bzukerman@genesisselect.com

+1-303-415-0200